Jinheng (BVI) Limited

Consolidated Financial Statements
(Stated in US dollars)

Jinheng (BVI) Limited
Consolidated Financial Statements

Index to Consolidated Financial Statements

Pages

Report of Independent Registered Public Accounting Firm	1

Consolidated Statements of Income and Comprehensive Income	2

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Cash Flows	5 - 6

Consolidated Statements of Equity	7

Notes to Consolidated Financial Statements	8 - 36

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Jinheng (BVI) Limited

We have audited the accompanying consolidated balance sheets of Jinheng (BVI) Limited (the “Company”) and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, equity and cash flows for each of the two years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants
Hong Kong, China
November 22, 2010

Jinheng (BVI) Limited
Consolidated Statements of Income and Comprehensive Income
(Stated in US Dollars)

	Year ended December 31,
	2009	2008

Sales revenue	$109,070,738	$75,992,928
Cost of sales	87,803,904	58,551,081

Gross profit	21,266,834	17,441,847

Other operating income - Note 3	673,291	880,885

Operating expenses
Administrative expenses	5,576,658	4,265,219
Research and development expenses	5,150,134	3,848,553
Selling expenses	2,488,865	2,200,189

	13,215,657	10,313,961

Income from operations	8,724,468	8,008,771
Other income	119,400	41,796
Government grants - Note 2	150,264	504,988
Net finance costs - Note 4	(2,219,729)	(2,390,036)
Equity in net income of a non-consolidated affiliate - Note 2	258,302	38,655

Income before income taxes and noncontrolling interests	7,032,705	6,204,174
Income taxes - Note 5	(723,061)	(73,682)

Net income before noncontrolling interests	6,309,644	6,130,492
Net income attributable to noncontrolling interests - Note 6	(775,854)	(111,298)

Net income attributable to Jinheng (BVI) Limited
common stockholder	$5,533,790	$6,019,194

Net income before noncontrolling interests	$6,309,644	$6,130,492
Other comprehensive income
Foreign currency translation adjustments	2,617	2,833,850

Comprehensive income	6,312,261	8,964,342
Comprehensive income attributable to noncontrolling
interests	(776,396)	(336,896)

Comprehensive income attributable to
Jinheng (BVI) Limited common stockholder	$5,535,865	$8,627,446

Earnings per share attributable to Jinheng (BVI) Limited
common stockholder: basic and diluted - Note 7	$537	$584

Weighted average number of shares outstanding:
basic and diluted	10,309	10,309

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Consolidated Balance Sheets
(Stated in US Dollars)

	As of December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$2,264,178	$4,236,893
Restricted cash - Note 8	4,352,222	1,301,180
Trade receivables, net - Note 9	44,733,271	29,742,108
Bills receivable	4,390,260	5,342,184
Other receivables, prepayments and deposits - Note 10	4,432,617	5,149,117
Inventories - Note 11	20,877,218	13,424,720
Amounts due from related companies - Note 12	12,050,655	5,603,175
Amounts due from fellow subsidiaries - Note 12	9,406,125	8,719,192
Income tax recoverable	553,011	-
Deferred tax assets - Note 5	173,863	127,612

Total current assets	103,233,420	73,646,181
Intangible assets - Note 13	3,344,226	3,829,450
Property, plant and equipment, net - Note 14	26,396,662	30,299,258
Land use rights - Note 15	2,696,776	2,794,839
Deposits for acquisition of property, plant and equipment	8,595,150	1,989,551
Investment in a non-consolidated affiliate - Note 2	2,089,351	1,830,872

TOTAL ASSETS	$146,355,585	$114,390,151

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Consolidated Balance Sheets (Cont’d)
(Stated in US Dollars)

	As of December 31,
	2009	2008
LIABILITIES AND EQUITY

LIABILITIES
Current liabilities
Trade payables - Note 8	$30,651,194	$12,083,456
Bills payable - Note 8	11,106,595	3,039,408
Other payables and accrued expenses - Note 16	4,141,976	4,416,995
Amounts due to related companies - Note 12	8,675,461	4,317,829
Amounts due to fellow subsidiaries- Note 12	1,772,182	1,172,279
Amount due to immediate holding company - Note 17	19,173,081	24,758,629
Secured borrowings - Note 18	24,468,060	30,969,104
Income tax payable	-	35,746

Total current liabilities	99,988,549	80,793,446
Secured borrowings - Note 18	8,654,400	-
Deferred tax liabilities - Note 5	612,770	229,100

TOTAL LIABILITIES	109,255,719	81,022,546

COMMITMENTS AND CONTINGENCIES - Note 19

STOCKHOLDER’S EQUITY
Common stock: par value HK$0.01 per share
Authorized 100,000 shares in 2009 and 2008;
issued and outstanding 10,309 shares in 2009 and 2008	13	13
Additional paid-in capital	4,664,417	4,664,417
Statutory and other reserves - Note 20	4,846,428	4,229,641
Accumulated other comprehensive income	5,065,919	5,063,844
Retained earnings	17,552,019	15,215,016

TOTAL JINHENG (BVI) LIMITED STOCKHOLDER’S EQUITY	32,128,796	29,172,931

NONCONTROLLING INTERESTS	4,971,070	4,194,674

TOTAL EQUITY	37,099,866	33,367,605

TOTAL LIABILITIES AND EQUITY	$146,355,585	$114,390,151

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Consolidated Statements of Cash Flows
(Stated in US Dollars)

	Year ended December 31,
	2009	2008
Cash flows from operating activities
Net income before noncontrolling interests	$6,309,644	$6,130,492
Adjustments to reconcile net income to net
cash provided by operating activities :-
Depreciation	3,582,905	2,401,451
Amortization of intangible assets and land use rights	582,911	669,978
Deferred taxes	337,159	9,918
Loss on disposal of property, plant and equipment	15,005	19,589
(Recovery) provision for doubtful debts	(9,790)	161,964
Equity in net income of a non-consolidated affiliate	(258,302)	(38,655)
Changes in operating assets and liabilities:
Trade receivables	(14,971,161)	7,010,976
Bills receivable	951,275	1,551,432
Other receivables, prepayments and deposits	716,750	(2,913,184)
Inventories	(7,446,106)	(2,077,413)
Trade payables	18,555,082	31,229
Amounts due from (to) related companies	(2,088,423)	(732,065)
Amounts due from (to) fellow subsidiaries	1,817,330	113,117
Other payables and accrued expenses	(274,859)	783,235
Income tax (recoverable) payable	(588,356)	232,110

Net cash flows provided by operating activities	7,231,064	13,354,174

Cash flows from investing activities
Payments to acquire intangible asset	-	(3,606,066)
Payments to acquire and for deposits for acquisition
of property, plant and equipment and land use right	(8,219,094)	(7,996,807)
Proceeds from sales of property, plant and equipment	15,410	20,057

Net cash flows used in investing activities	$(8,203,684)	$(11,582,816)

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Consolidated Statements of Cash Flows (Cont’d)
(Stated in US Dollars)

	Year ended December 31,
	2009	2008
Cash flows from financing activities
Increase in amount due to immediate holding company	1,557,796	26,104
Dividend paid to stockholder	(9,722,822)	(4,583,957)
Increase (decrease) in bills payable	8,061,688	(373,367)
Increase in restricted cash	$(3,048,963)	$(98,545)
Proceeds from secured borrowings	36,232,190	30,562,468
Repayment of secured borrowings	(34,078,103)	(28,615,048)

Net cash flows used in financing activities	(998,214)	(3,082,345)

Effect of foreign currency translation on cash
and cash equivalents	(1,881)	216,169

Net decrease in cash and cash equivalents	(1,972,715)	(1,094,818)

Cash and cash equivalents - beginning of year	4,236,893	5,331,711

Cash and cash equivalents - end of year	$2,264,178	$4,236,893

Supplemental disclosures for cash flow information:
Cash paid (received) for:
Interest	$2,203,455	$2,376,110
Income taxes	$981,495	$(168,347)

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Consolidated Statements of Equity
(Stated in US Dollars)

	Jinheng (BVI) Limited stockholder
					Accumulated
			Additional	Statutory	other
	Common stock		paid-in	and other	comprehensive	Retained	Noncontrolling
	No. of shares	Amount	capital	reserves	income	earnings	interests	Total

Balance, January 1, 2008	10,309	$13	$4,664,417	$3,707,861	$2,455,592	$16,779,602	$3,857,778	$31,465,263
Net income	-	-	-	-	-	6,019,194	111,298	6,130,492
Foreign currency translation adjustments	-	-	-	-	2,608,252	-	225,598	2,833,850
Appropriation to reserves	-	-	-	521,780	-	(521,780)	-	-
Dividend declared	-	-	-	-	-	(7,062,000)	-	(7,062,000)

Balance, December 31, 2008	10,309	13	4,664,417	4,229,641	5,063,844	15,215,016	4,194,674	33,367,605
Net income	-	-	-	-	-	5,533,790	775,854	6,309,644
Foreign currency translation adjustments	-	-	-	-	2,075	-	542	2,617
Appropriation to reserves	-	-	-	616,787	-	(616,787)	-	-
Dividend declared	-	-	-	-	-	(2,580,000)	-	(2,580,000)

Balance, December 31, 2009	10,309	$13	$4,664,417	$4,846,428	$5,065,919	$17,552,019	$4,971,070	$37,099,866

See the accompanying notes to consolidated financial statements

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.           Corporate information and description of business

Jinheng (BVI) Limited (the “Company”) was incorporated in the British Virgin Islands (the “BVI”) on October 14, 2003 and a wholly owned subsidiary of Jinheng Automotive Safety Technology Holdings Limited (“Jinheng Holdings”), a company incorporated in the Cayman Islands and its shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

The Company and its subsidiaries are principally engaged in the design, manufacture and marketing of automotive safety and electronic products in the People’s Republic of China (the “PRC”). The major target markets of the Company’s products are the PRC.

The Company’s customers mainly include automakers and auto parts suppliers.

Currently the Company has six subsidiaries:

Company name	Place/date of incorporation or establishment	The Company's effective ownership interest	Common stock/ registered capital	Principal activities

Jinheng (Hong Kong) Ltd. (“Jinheng HK”)	Hong Kong / March 28, 2003	100%	Ordinary shares: Authorized: 1,000 shares of HK$1 each Paid up: 70 shares of HK$1 each	Investment holding

Jinzhou Jinheng Automotive Safety System Co., Ltd. (“Jinheng Automotive”)	The PRC / January 3, 1997	100%	Registered capital of HK$185,000,000 and fully paid up	Manufacture and sales of automotive safety products

Shenyang Jinbei Jinheng Automotive Safety System Co., Ltd. (“Shenyang Jinbei”)	The PRC / November 23, 2003	55.56%	Registered capital of RMB27,000,000 and fully paid up	Manufacture and sales of automotive safety products

Beijing Jinheng Sega Automotive Spare Parts Ltd. (“Beijing Sega”)	The PRC / October 14, 2005	100%	Registered capital RMB20,000,000 and fully paid up	Manufacture and sales of automotive safety products

Harbin Hafei Jinheng Automotive Safety System Co., Ltd. (“Hafei Jinheng”)	The PRC / December 3, 2003	90%	Registered capital of RMB13,000,000 and fully paid up	Manufacture and sales of automotive safety products

Shenyang Jinheng Jinsida Automotive Electronic Co., Ltd. (“Jinheng Jinsida”)	The PRC / August 7, 2006	64.71%	Registered capital of HK$25,500,000 and fully paid up	Manufacture and sales of automotive electronic products

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Investment in a non-consolidated affiliate

Equity method investment is recorded at original cost and adjusted periodically to recognize (i) our proportionate share of the investees’ net income or losses after the date of investment; (ii) additional contributions made and dividends or distributions received; and (iii) impairment losses resulting from adjustments to net realizable value. The Company assesses the potential impairment of our equity method investment.  The Company determines fair value based on valuation methodologies, as appropriate, including the present value of estimated future cash flows, estimates of sales proceeds, and external appraisals. If an investment is determined to be impaired and the decline in value is other than temporary, the Company records an appropriate write-down.

The Company accounted for 35% investment in Shanxi Winner Auto-Parts Limited (“Shanxi Winner”) using the equity method, under which the share of Shanxi Winner’s net income was recognized in the period which it is earned by Shanxi Winner.

Noncontrolling interests

Noncontrolling interests resulted from the consolidation of the following subsidiaries:-
-	55.56% owned subsidiary, Shenyang Jinbei acquired on December 11, 2003;
-	90% owned subsidiary, Hafei Jinheng acquired on December 3, 2003; and
-	64.71% owned subsidiary, Jinheng Jinsida acquired on August 11, 2006.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, know-how, goodwill and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade and bills receivables.  As of December 31, 2009 and 2008, substantially all of the Company’s cash and cash equivalents and restricted cash for issuing bills were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade and bills receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and maintains an allowance of doubtful accounts of trade receivables.

Regarding bills receivable, they are undertaken by the banks to honor the payments at maturity and the customers are required to place deposits with the banks equivalent to certain percentage of the bills amount as collateral.  These bills receivable can be sold to any third party at a discount before maturity.  The Company does not maintain allowance for bills receivable in the absence of bad debt experience and the payments are undertaken by the banks.

During the reporting periods, customers representing 10% or more of the Company’s consolidated sales are :-

	Year ended December 31,
	2009	2008

Chery Automobile Co., Ltd.	$17,174,304	$4,920,001
FAW Haima Automobile Co., Ltd.	9,726,116	11,748,445
Tianjin FAW Xiali Automobile Co., Ltd.	7,325,086	7,812,964
Shengyang Brilliance Jinbei Automobile Co., Ltd. (“Brilliance Jinbei”)	15,459,403	6,691,882

	$49,684,909	$31,173,292

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Concentrations of credit risk (cont’d)

Details of customers for 10% or more of the Company’s trade receivables are :-

	As of December 31,
	2009	2008

Chery Automobile Co., Ltd.	$7,612,674	$4,669,031
Zhejiang Geely Automobile Spare Parts Purchasing Co., Ltd.	5,825,132	1,970,629
Tianjin FAW Xiali Automobile Co., Ltd.	4,040,204	4,040,580

	$17,478,010	$10,680,240

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables.  As a considerable amount of judgment is required in assessing the amount of the allowance, the Company considers the historical level of credit losses and applies percentages to aged receivable categories.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting years, the management establishes the general provisioning policy to make allowance equivalent to 100% of gross amount of trade receivables due over 1 year.  Additional specific provision is made against trade receivables aged less than 1 year to the extent which they are considered to be doubtful.

Bad debts are written off when identified.  The Company extends unsecured credit to customers ranging from three to six months in the normal course of business.  The Company does not accrue interest on trade accounts receivable.

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss.  This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company does not establish a general provision for inventories as the management considers that most of the slow moving inventories can be reused without incurring significant costs.

Historically, the actual net realizable value is close to the management estimation.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives.  The principal depreciation rates are as follows :-
	Annual rate	Residual value

Buildings	4.5%	10%
Plant and machinery	9% - 9.5%	5%-10%
Motor vehicles	9% - 9.5%	5%-10%
Furniture, fixtures and equipment	18%- 19%	5%-10%
Leasehold improvement	20%	Nil

Construction in progress mainly represents expenditures in respect of the Company’s new offices and factories under construction.  All direct costs relating to the acquisition or construction of the Company’s new office and factories are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

Maintenance or repairs are charged to expense as incurred.  Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Know-how

Know-how is stated at cost less accumulated amortization.  Amortization is provided on a straight-line basis over their estimated useful lives of 5-10 years or over the estimated production quantities of the relevant products within 5 years.

Land use rights

Land use rights are stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the terms of the lease of 50 years obtained from the relevant PRC land authority.

Deferred revenue - government grants

Government grants are received for purchases of property, plant and equipment, to subsidize the research and development expenses incurred, for compensation expenses already incurred or for good performance of the Company.

Receipts of government grants to encourage research and development activities, which are non-refundable, are recognized when the relevant research and development expenses are incurred. Grants received in advance of incurring the relevant expenditure are treated as deferred income in balance sheets. Grants applicable to purchase of property, plant and equipment are amortized over the life of the depreciable assets.  Government grants received as compensation for expenses already incurred in the prior period or for good performance of the Company are recognized as income in the period they become recognizable.

During the year ended December 31, 2009 and 2008, the Company received government grants of $nil and $216,588 for good performance of the Company which is unconditional, non-refundable and without any restrictions on usage at the time of grant to and receipt by the Company.  Such grant is recognized as income for the year.

The Company received certain government grants from the relevant government authorities as an encouragement research and development activities. Such government grant is recognized income as the relevant research and development expenses had been incurred during the years. For the years ended December 31, 2009 and 2008, the Company recognized $150,264 and $288,400 as income related to such government grant respectively.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with ASC 360-10-45 “Impairment or Disposal of Long-Lived Assets” (previously SFAS No. 144), and ASC 323-10-35 “Equity Method of Accounting for Investments in Common Stock” (previously SFAS No. 115), respectively.  The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes impairment of long-lived assets and investment in non-consolidated affiliate in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets.  During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Capitalized interest

The interest cost associated with the major development and construction projects is capitalized and included in the cost of the project.  When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the project is substantially complete or development activity is suspended for more than a brief period.

Revenue recognition

Revenue from sales of the Company’s products is recognized upon customer acceptance, which occur at the time of delivery to customers or put into use by its customers, provided persuasive evidence that an arrangement exists, such as signed sales contract, the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to buyers’ warehouses or put into use by its customers with no significant post-delivery obligation on our part, the sales price is fixed or determinable and collection is reasonably assured.  We do not provide our customers with contractual rights of return for any of our products.  When any significant post-delivery performance obligations exits, revenue is recognized only after such obligations are fulfilled.  The Company evaluates the terms of sales agreement with its customers in order to determine whether any significant post-delivery performance obligations exist.  Currently, the sales do not include any terms which may impose any significant post-delivery performance obligations to the Company.

Revenue from sales of the Company’s product represents the invoiced value of goods, net of the value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17 percent of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the Company’s finished products.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Revenue recognition (cont’d)

Experiment fee income is recognised when there is persuasive evidence of an arrangement exists, the related experiment services have been rendered, the contract price is fixed or determinable and collection is reasonably assured. Experiment fee income is presented net of the business tax at a rate of 5 percent of invoice amount. The Company has classified such income into other operating income in its consolidated statement of income and comprehensive income.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less.  As of December 31, 2009 and 2008, the cash and cash equivalents were mainly denominated in Renminbi (“RMB”) and Hong Kong Dollars (“HK$”) and were placed with banks in the PRC and Hong Kong. For those denominated in RMB, they are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.  The remaining insignificant balance of cash and cash equivalents were denominated in United States Dollars.

Advertising, transportation, research and development expenses

Advertising, transportation and other product-related costs are charged to expense as incurred.

Research and development costs include expenditure incurred for “new products development expenses”, “investment in research and development equipment” and “other research and development expenses”.

The “new products development expenses” include salaries of personnel engaged and other costs incurred for research and development of potential new products.  They are expensed to the consolidated statement of income and comprehensive income.

“Investments in research and development equipment” represent payments for acquisition of equipment for research and development use.  This equipment has other alterative future uses, such as usage in Testing Department.  The equipment is capitalized as tangible asset when acquired and included under Non-current assets “Property, plant and equipment” in the consolidated financial statements.  Depreciation is provided according to the depreciation rates of corresponding categories of property, plant and equipment being capitalized and included.

“Other research and development expenses” represent payments for routine and ongoing efforts to refine existing products.  These expenses are charged to the consolidated statement of income and comprehensive income.

Advertising expenses amounting to $5,395 and $41,280 for two years ended December 31, 2009 and 2008 respectively are included in selling expenses.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Advertising, transportation, research and development expenses (cont’d)

Transportation expenses amounting to $777,953 and $711,002 for two years ended December 31, 2009 and 2008 respectively are included in selling expenses.

Research and development expenditure for each of two years ended December 31, 2009 and 2008 are as follow :-

		Year ended December 31,
Nature	Included in	2009	2008

New products development	Operating expenses	$1,575,376	$2,537,191
expenses

Investments in research	Property, plant and	296,461	2,931,243
and development	equipment
equipment

Other research and	Operating expenses	3,574,758	1,311,362
development expenses

		$5,446,595	$6,779,796

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes” (previously SFAS No. 109).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Dividends

Dividends are recorded in Company’s consolidated financial statements in the period in which they are declared.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Comprehensive income

The Company has adopted ASC 220, “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Components of comprehensive income include net income and foreign currency translation adjustments.

Foreign currency translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies.  The Company maintains its consolidated financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholder’s equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholder’s equity.  The exchange rates in effect at December 31, 2009 and 2008 were RMB1 for $0.1467.  There is no significant fluctuation in exchange rate for the conversion of RMB to US dollars after the balance sheet date.

Basic and diluted earnings per share

The Company reports basic earnings per share in accordance with ASC 260, “Earnings Per Share” (previously SFAS No. 128).  Basic earnings per share are computed using the weighted average number of shares outstanding during the periods presented.  The weighted average number of shares of the Company represents the common stock outstanding during the reporting periods.  Diluted earnings per share are computed using the weighted average number of common shares outstanding during the periods plus the effect of dilutive securities outstanding during the periods.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Fair value of financial instruments

The Company adopted ASC 820 (previously SFAS No. 157) on January 1, 2008. The adoption of ASC 820 did not materially impact the Company’s financial position, results of operations or cash flows.

ASC 820 requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which fair value option was not elected. Except for secured borrowings disclosed as below, the carrying amounts of the financial assets and liabilities approximate to their fair values due to short maturities or the applicable interest rates approximate the current market rates :-

	As of December 31, 2009		As of December 31, 2008
	Carrying amount	Fair value	Carrying amount	Fair value

Secured borrowings	$33,122,460	$32,648,453	$30,969,104	$31,041,931

The fair values of secured borrowings are estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Recently issued accounting pronouncements

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

Noncontrolling Interests (Included in amended Topic ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements”, an amendment of ARB No. 51). The amended topic establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. We adopted the amended topic on January 1, 2009. As a result, we have reclassified financial statement line items within our consolidated balance sheets and statements of income and comprehensive income for the prior period to conform to this amended topic.

Business Combinations (Included in amended Topic ASC 805 “Business Combinations”, previously SFAS No. 141(R)). This ASC guidance addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The adoption of this amended topic has no material impact on the Company’s financial statements.

Intangibles-Goodwill and Other (Included in amended Topic ASC 350”, previously FASB staff position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets). The amended topic amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. The amended topic is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The adoption of this amended topic has no material effect on the Company's financial statements.

Business Combinations (Included in amended Topic ASC 805, previously FSP No. 141R-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”). Amended topic ASC 805 amends the requirements for the provisions in FASB Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The amended topic eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and instead carries forward most of the provisions for acquired contingencies. The amended topic is effective for contingent assets and contingent liabilities acquired in evaluating the impact. The adoption of this amended topic has no material impact on the Company’s financial statements.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

Fair Value Measurements and Disclosures (Included in amended Topic ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”.) The amended topic clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset. If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value. The amended topic identifies factors to be considered when determining whether or not a market is inactive. The amended topic was effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively. The adoption of this amended topic has no material effect on the Company's financial statements.

Investments - Debt and Equity Securities - Overall - Transition and Open Effective Date Information (Included in amended Topic ASC 320, previously FASB Staff Position No. 115-2 and Statement of Financial Accounting Standards No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”). The amended topic amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to the credit and noncredit components of impaired debt securities that are not expected to be sold. In addition, increased disclosures are required for both debt and equity securities regarding expected cash flows, credit losses, and securities with unrealized losses. The adoption of this amended topic has no material impact on the Company’s financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in amended Topic ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1). This guidance requires that the fair value disclosures required for all financial instruments be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. The amended topic was effective for interim periods ending after September 15, 2009. The adoption of this amended topic has no material impact on the Company’s financial statements.

Subsequent Events (Included in amended Topic ASC 855 “Subsequent Events”, previously SFAS No. 165). The amended topic establishes accounting and disclosure requirements for subsequent events. The amended topic details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events. We adopted this amended topic effective June 1, 2009.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

Accounting for Transfers of Financial Assets (Included in amended Topic ASC 860 “Transfers and Servicing”, previously SFAS No. 166, “Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.”). The amended topic addresses information a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, the amended topic removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010. The management is in the process of evaluating the impact of adopting this amended topic on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (Included in amended Topic ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46R”). The amended topic requires an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. The amended topic also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010. The management is in the process of evaluating the impact of adopting this amended topic on the Company’s financial statements

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05 (“ASU Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures. This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities. Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASU Update 2009-05. ASU Update 2009-05 became effective for the Company’s annual financial statements for the year ended December 31, 2009. The adoption of this ASU update has no material impact on the Company’s financial statements.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

The FASB issued Accounting Standards Update (ASU) No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

The FASB issued ASU-2010-09 (Topic 855) to amend guidance on subsequent events to remove the requirement for SEC filers (as defined in ASU 2010-09) to disclose the date through which an entity has evaluated subsequent events. This change alleviates potential conflicts with current SEC guidance. An SEC filer is still required to evaluate subsequent events through the date financial statements are issued, but disclosure of that date is no longer required. The amendments in ASU 2010-09 became effective upon issuance of the guidance.

3.           Other operating income
	Year ended December 31,
	2009	2008

Experiment fee income	$673,291	$880,885

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.           Net finance costs
	Year ended December 31,
	2009	2008

Interest income	$(22,565)	$(34,551)
Interest expenses	1,827,734	1,988,883
Bills discounting charges	375,721	387,227
Bank charges	38,839	48,477

	$2,219,729	$2,390,036

5.           Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, are not subject to income taxes.

Hong Kong

Jinheng HK is incorporated in Hong Kong and subject to profit tax rate of 16.5% on the assessable profits during the reporting years.

PRC

The PRC’s legislative body, the National People’s Congress, adopted the unified Corporate Income Tax (“CIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rates is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five-year period beginning on the effective date of the CIT Law. Enterprises that are currently entitled to exemptions for a fixed term will continue to enjoy such treatment until the exemption term expires. Preferential tax treatment will continue to be granted to industries and projects that qualify for such preferential treatments under the new tax law.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

5.           Income taxes

Pursuant to the income tax rules and regulations of the PRC, provision for PRC income tax of the PRC subsidiaries is calculated based on the following rates : -

		Year ended December 31,
		2009	2008
	Notes :-

Jinheng Automotive	(b)	15%	12.5%

Shenyang Jinbei	(c)	10%	0%

Beijing Sega		25%	25%

Hafei Jinheng		25%	25%

Jinheng Jinsida	(c)	0%	0%

Notes :-

(a)	Under the unified Corporate Income Tax Law, which became effective on January 1, 2008, the statutory income tax rates was reduced from 33% to 25%.

(b)	Jinheng Automotive is an “encouraged hi-tech enterprise” and is entitled to reduce the tax rate to 15% from 2009 to 2011.

(b)
The entities are entitled to a tax holiday in which they are fully exempted from the PRC income tax for 2 years starting from their first profit-making year after net off accumulated tax losses, followed by a 50% reduction in the PRC income tax for the next 3 years (“tax holidays”). Any unutilised tax holidays will continue until expiry while tax holidays were deemed to start from January 1, 2008, even if the entity was not yet turning to a profit after net off its accumulated tax losses. Shenyang Jinbei is in the third year of its tax holidays. Jinheng Jinsida has accumulated tax losses at December 31, 2007 and its tax holidays commenced mandatorily in January 1, 2008.

The components of the provision for income taxes are :-

	Year ended December 31,
	2009	2008

Current taxes	$385,902	$63,764
Deferred taxes	337,159	9,918

	$723,061	$73,682

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

5.           Income taxes (Cont’d)

The effective income tax expenses differs from the PRC statutory income tax rate of 25% for the years ended December 31, 2009 and 2008 as follows in the PRC :-

	Year ended December 31,
	2009	2008

Provision for income taxes at PRC statutory
income tax rate	$1,758,176	$1,551,043
Non-deductible items for tax	204,614	423,139
Income not subject to tax	(570,365)	(793,367)
Tax credit - note (a)	-	(156,886)
Withholding tax on distributable profits of subsidiaries - note (b)	240,102	-
Tax holidays	(909,466)	(950,247)

	$723,061	$73,682

Note:-

(a)	Pursuant to the relevant rules and regulations in the PRC, Jinheng HK is entitled to a tax credit in 2008 in relation to the re-investment of accumulated profit of Jinheng Automotive in 2006 and 2007.

(b)
Hong Kong enterprises without an establishment or place of business in the PRC or which have an establishment or place of business but the relevant income is not effectively connected with the establishment or a place of business in the PRC, will be subject to withholding tax at the rate of 5% on dividends derived from sources in the PRC. Distributions of earnings arising from 2008 or before are exempted from the abovementioned withholding tax. During the years ended December 31, 2009 and 2008, the amounts of withholding tax were $240,102 and $Nil respectively.

During the two years ended December 31, 2009 and 2008, the aggregate amounts of benefit from tax holiday were $909,466 and $950,247 and the respective effect on earnings per share effect was $88 and $92, respectively.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

5.           Income taxes (Cont’d)

In July 2006, the FASB issued ASC 740-10-25 (previously Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”).  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  The Company adopted ASC 740-10-25 on January 1, 2007.  Under the new CIT Law which became effective on January 1, 2008, the Company may be deemed to be a resident enterprise by the PRC tax authorities.  If the Company was deemed to be resident enterprise, the Company may be subject to the CIT at 25% on the worldwide taxable income and dividends paid from PRC subsidiaries to their overseas holding companies may be exempted from 10% PRC withholding tax.  Except for certain immaterial interest income from bank deposits placed with financial institutions outside the PRC, all of the Company’s income is generated from the PRC operation.  Given the immaterial amount of income generated from outside the PRC, the management considers that the impact arising from resident enterprise on the Company’s financial position is not significant.  The management evaluated the Company’s overall tax positions and considered that no additional provision for uncertainty in income taxes is necessary as of December 31, 2009.

Deferred tax liabilities (assets) as of December 31, 2009 and 2008 are composed of the following :-
	As of December 31,
	2009	2008

PRC
Current deferred tax assets :-
Allowance for doubtful debts	$(25,466)	$(25,389)
Unrealized profit	(148,397)	(102,223)

	$(173,863)	$(127,612)

PRC
Non-current deferred tax liabilities (assets) :-
Amortization of intangible assets	$441,516	$57,846
Property, plant and equipment and land use rights	171,254	171,254
Tax losses	(562,060)	(523,994)

	50,710	(294,894)
Valuation allowance	562,060	523,994

	$612,770	$229,100

The tax losses carried forward will be expired in five years.  As future utilization of such tax losses is not certain, full allowance was made.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

6.            Noncontrolling Interests

It represents the noncontrolling shareholders’ proportionate share of net income of Hafei Jinheng, Shenyang Jinbei and Jinheng Jinsida.

7.            Earnings per share

During the reporting years, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings per share are the same.

8.            Restricted cash, bills and trade payables
	As of December 31,
	2009	2008

Bank deposits held as collateral for bills payable	$4,352,222	$1,301,180

The Company is requested by certain of its suppliers to settle by issuance of bills for which the banks add their undertakings to guarantee their settlement at maturity.  These bills are interest-free with maturity of three to six months from date of issuance.  As security for the banks’ undertakings, the Company is required to deposit with such banks equal to 30% to 100% of the bills amount at the time of issuance and pay bank charges. These deposits will be used to settle the bills at maturity.

Trade payables represent trade creditors on open account.  They are interest-free and unsecured.  The normal credit term given by these suppliers to the Company ranges from three to six months.

9.            Trade receivables, net
	As of December 31,
	2009	2008

Trade receivables	$45,156,038	$30,174,672
Less : allowance for doubtful accounts	(422,767)	(432,564)

Net	$44,733,271	$29,742,108

An analysis of the allowace for doubtful accounts for the years ended December 31, 2009 and  2008 is as follows:

	As of December 31,
	2009	2008

Balance at beginning of year	$432,564	$250,268
(Recovery) addition of bad debt expense, net	(9,790)	161,964
Translation adjustments	(7)	20,332

Balance at end of year	$422,767	$432,564

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

10.         Other receivables, prepayments and deposits
	As of December 31,
	2009	2008

Trade deposits paid to suppliers	$3,025,186	$3,246,255
Advances to staff for operating expenses	286,249	216,646
Prepayments	827,221	1,385,270
Other receivables and deposits	293,961	300,946

	$4,432,617	$5,149,117

11.         Inventories
	As of December 31,
	2009	2008

Raw materials	$7,829,249	$7,821,760
Work-in-progress	1,596,314	1,382,901
Finished goods	11,451,655	4,220,059

	$20,877,218	$13,424,720

No provision for obsolete inventories of was charged to operations during the years ended December 31, 2009 and 2008 respectively.

 12.        Amounts due from (to) fellow subsidiaries and related companies

The amounts due from (to) fellow subsidiaries and related companies were interest free, unsecured and expected to be recovered (settled) within one year.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

13.         Intangible assets
	As of December 31,
	2009	2008

Costs:
Goodwill - Note (a)	$25,185	$25,185
Unpatented know-how - Note (b)	4,691,688	4,691,688
Patented know-how	387,722	387,722

	5,104,595	5,104,595
Accumulated amortization	(1,760,369)	(1,275,145)

Net	$3,344,226	$3,829,450

Note:-

(a)
The amount represents a goodwill identified upon the acquisition of 100% equity interest in Beijing Sega which represents the excess of the initial purchase price of $2.59 million over the attributable share of fair value of acquired identifiable net assets of Beijing Sega of $2.56 million at the time of acquisition on October 14, 2005.

(b)	It mainly represents an unpatented know-how acquired from a third party in relation to system design and manufacturing safety airbag systems for certain automobile models.

During the two years ended December 31, 2009 and 2008 amortization charge was $484,893 and $573,570 respectively.

The estimated aggregate amortization expenses for unpatented know-how and patents for the five succeeding years is as follows :-

Year

2010	$1,130,396
2011	1,096,880
2012	996,248
2013	14,837
2014	9,947

$3,248,308

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

14.         Property, plant and equipment, net
	As of December 31,
	2009	2008

Costs:
Buildings	$7,294,399	$7,199,070
Plant and machinery	21,347,516	18,634,625
Furniture, fixtures and equipment	7,610,279	6,795,032
Motor vehicles	1,184,501	1,109,631
Leasehold improvement	56,480	56,480

	37,493,175	33,794,838
Accumulated deprecation	(11,630,336)	(8,201,374)
Construction in progress	533,823	4,705,794

Net	$26,396,662	$30,299,258

An analysis of buildings pledged to banks for banking loans (Note 18a) is as follows :-

	As of December 31,
	2009	2008

Costs	$3,216,071	$3,120,742
Accumulated depreciation	(469,513)	(322,303)

Net	$2,746,558	$2,798,439

(i)	During the reporting periods, depreciation is included in :-

	As of December 31,
	2009	2008

Cost of sales and overheads of inventories	$2,137,122	$1,418,876
Other	1,445,783	982,575

	$3,582,905	$2,401,451

During the years ended December 31, 2009 and 2008, property, plant and equipment with carrying amounts of $1,935,890 and $39,646 were disposed of at considerations of $1,920,885 and $20,057 resulting in loss of $15,005 and $19,589 respectively. The disposal of property, plant and equipment during year ended December 31, 2009 included a carrying amount of $1,905,475 disposed to a fellow subsidiary at a consideration of $1,905,475.

(ii)	Construction in Progress

Construction in progress mainly comprises capital expenditure for construction of the Company’s new offices and factories.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

15.         Land use rights
	As of December 31,
	2009	2008

Land use rights	$3,126,803	$3,126,803
Accumulated amortization	(430,027)	(331,964)

Net	$2,696,776	$2,794,839

The Company obtained the right from the relevant PRC land authority for a period of fifty years to use the land on which the office premises, production facilities and warehouse of the Company are situated.  The land use rights of carrying amount of $1,067,202 were pledged for year ended December 31, 2009 to a bank for the bank loans granted to the Company (Note 18b).

During the two years ended December 31, 2009 and 2008, amortization amounted to $98,018 and $96,408 respectively.

The estimated aggregate amortization expenses for land use right for the five succeeding years is as follows :-

Year

2010	$98,085
2011	98,085
2012	98,085
2013	98,085
2014	98,085

$490,425

16.         Other payables and accrued expenses
	As of December 31,
	2009	2008

Other accrued expenses	$649,259	$483,952
Other payables	286,654	447,095
Payable for acquisition of property, plant and equipment	222,356	305,784
Accrued salaries and bonus	429,049	297,934
VAT and other tax payable	2,554,658	2,882,230

	$4,141,976	$4,416,995

17.         Amount due to immediate holding company

The amount due to immediate holding company mainly represents dividend payable and the amount is interest free, unsecured and expected to be settled within one year.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

18.         Secured borrowings
	As of December 31,
	2009	2008
Short-term borrowings
Short-term loans - Note 18(i)	$24,029,460	$30,969,104
Long-term loans - current portion	438,600	-

	24,468,060	30,969,104

Long-term borrowings - Note 18(ii)
Interest bearing:-
- at 4.50% per annum	5,868,000	-
- at 3.50% per annum	3,225,000	-

	9,093,000	-
Less: current maturities	(438,600)	-

	8,654,400	-

	$33,122,460	$30,969,104

Notes :-

(i)	The weighted-average interest rate for short-term loans as of December 31, 2009 and December 31, 2008 were 4.35% and 5.96% respectively.

(ii)	Long-term borrowings are repayable as follows :-
	As of December 31,
	2009	2008

Within one year	$438,600	$-
After one year but within two years	6,951,600	-
After two years but within three years	1,083,600	-
After three years but within four years	309,600	-
After four years but within five years	309,600	-

	$9,093,000	$-

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

18.	Secured borrowings (Cont’d)

As of December 31, 2009, the Company’s had total bank lines of credit and borrowings there under as follows :-

Facilities granted	Granted	Amount utilized	Unused

Secured borrowings	$33,122,460	$33,122,460	$-

The above secured borrowings were secured by the followings :-

(a)	Property, plant and equipment with carrying value of $2,746,558 (note 14);

(b)	Land use rights with carrying value of $1,067,202 (note 15); and

(c)	Guarantees executed by immediate holding company.

During the reporting periods, there was no covenant requirement under the banking facilities granted to the Company.

19.         Commitments and contingencies

(a)	Capital commitment

As of December 31, 2009, the Company had capital commitments amounting to $64,651 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in the financial statements.

(b)	Operating lease commitments

As of December 31, 2009, the Company had non-cancelable operating leases for its machineries and office. The leases will expire in 2010 and the expected payment is $9,954.

The rental expense relating to the operating leases was $83,289 and $57,046 for the two years ended December 31, 2009 and 2008 respectively.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

20.         Statutory and other reserves

The Company’s statutory and other reserves comprise as follows:

	As of December 31,
	2009	2008

Statutory reserve	$3,988,787	$3,372,000
Enterprise expansion fund	857,641	857,641

	$4,846,428	$4,229,641

Statutory reserve

Under PRC regulations, all subsidiaries in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC GAAP.  In addition, these companies are required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital.  The statutory reserves are not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses.

Enterprise expansion fund

In accordance with the relevant laws and regulations of the PRC and articles of association of certain subsidiaries in the PRC, the appropriation of income to this fund is made in accordance with the recommendation of the board of directors of the respective subsidiaries.  Upon approval by the board, it can be used for future expansion or to increase the registered capital.

21.         Defined contribution plan

Pursuant to the relevant PRC regulations, the Company is required to make contributions at a rate of 28% to 42% of employees’ salaries and wages to a defined contribution retirement scheme organized by a state-sponsored social insurance plan in respect of the retirement benefits for the Company’s employees in the PRC.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the consolidated statements of income and comprehensive income.  The Company contributed $889,702 and $857,620 for the years ended December 31, 2009 and 2008 respectively.

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

22.	Related party transactions

Name of related parties	Relationship

Beijing Sega Great Idea Automotive Electronic Systems Co., Ltd (“Jinheng Great Idea”)	Common shareholder
Troitec Automotive Electronic Co., Ltd (“Troitec Automotive”)	Common shareholder
First Able Group Limited (“First Able”)	Common shareholder
Shanxi Winner	35% owned non-consolidated affiliate
Shenyang Jinbei Automotive Company Limited (“Jinbei Automotive”)	Minority shareholder of Shenyang Jinbei
Brilliance Jinbei	An associate (49%) of Jinbei Automotive
Shenyang Jinbei Johnson Controls Automotive Interiors Co., Ltd. (“Jinbei Johnson”)	A subsidiary (50%) of Jinbei Automotive
Shenyang Jinbei Vehicle Manufacturing Co., Ltd (“Jinbei Vehicle”)	A subsidiary (100%) of Jinbei Automotive
Hafei Motor Co., Ltd (“Hafei Motor”)	Minority shareholder of Hafei Jinheng

Apart from the information as disclosed in notes 12, 14, 17 and 18 to the financial statements, the Company has entered into following transactions with its related parties :-

	Year ended December 31,
	2009	2008

Sales of air bags systems or other automotive components to:-
- Jinheng Great Idea	$2,304,453	$1,358,035
- Troitec Automotive	-	48,717
- Brilliance Jinbei	15,814,326	6,691,882
- Jinbei Johnson	389,435	41,554
- Jinbei Vehicle	95,321	59,866
- Hafei Motor	$3,209,570	$1,648,484

Purchase of raw material from:-
- Jinheng Great Idea	$2,946,406	$1,939,590
- Shanxi Winner	$19,343,788	$12,228,237

Research and development expenses charged by:-
- Jinheng Great Idea	$1,127,760	$1,162,380

Jinheng (BVI) Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

23.	Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under ASC 280, “Segment reporting” (Previous SFAS 141).

All of the Company’s long-lived assets are located in the PRC. Geographic information about the revenues, which are classified based on the customers, is set out as follows :-

	Year ended December 31,
	2009	2008

PRC	$107,355,765	$71,837,387
Others	1,714,973	4,155,541

Total	$109,070,738	$75,992,928

24.	Subsequent events

The Company evaluated all events or transactions that occurred from the balance sheet date through the date the financial statements were issued and have determined that, except for the transactions described below, there are no material subsequent events or transactions which would require recognition or disclosure in the consolidated financial statements.

On July 10, 2010, Vital Glee Development Limited (“Vital Glee”), a wholly owned subsidiary of Wonder Auto Technology, Inc., (“Wonder Auto”), entered into a agreement with Jinheng Holdings (“Acquisition Agreement”) pursuant to which Vital Glee agreed to acquire Jinheng Holdings’s 100% equity interest in Jinheng BVI, at a cash consideration of HK$1,130 million (approximately $145.43 million). In accordance with the Acquisition Agreement, both parties agreed that Jinheng BVI’s equity interests in Shanxi Winner and Jinheng Jinsida was transferred to Jinheng Holdings or its subsidiaries and all the non-trade current accounts with Jinheng Holdings or its subsidiaries were written off as part of the transactions contemplated by the Acquisition Agreement before the acquisition by Vital Glee. After completion of the Acquisition Agreement, Jinheng BVI becomes the wholly owned subsidiary of Wonder Auto.

Since Mr. Zhao, a director and a shareholder of Jinheng Holdings, is the director and shareholder of Wonder Auto, the acquisition of 100% equity interest in Jinheng BVI from Jinheng Holdings constituted as a related party transaction.